UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 29, 2007

O'REILLY AUTOMOTIVE, INC.
(Exact name of registrant as specified in its charter)

Missouri	44-0618012
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

233 South Patterson
Springfield, Missouri 65802
(Address of principal executive offices, Zip code)

(417) 862-6708
(Registrant's telephone number, including area code)

(Not Applicable)
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 Other Events

On May 29, 2007, David McCready, Senior Vice-President of Distribution of O’Reilly Automotive, Inc. (the “Company”), established a plan in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, for the trading of the Company’s common stock.   The plan provides for the sales of specified share amounts at specific market prices, subject to specified limitations. The plan was established for the purpose of facilitating the exercise and subsequent sale of stock options as part of Mr. McCready’s personal long-term investment strategy for asset diversification and liquidity. The plan was established during the Company's trading window and at a time when Mr. McCready was not in possession of material, non-public information about the Company. Mr. McCready has informed the Company that he will publicly disclose, as required by federal securities laws, any stock sales made under this plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 30, 2007	O’REILLY AUTOMOTIVE, INC.

By: /s/ Thomas McFall
Thomas McFall
Senior Vice President of Finance
Chief Financial Officer
(principal financial officer)